NEITHER THIS SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES INTO WHICH THIS SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR OTHER JURISDICTION AND HAS BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNT SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(a), SECTION 5 OR SECTION 8 OF THIS NOTE.

ALL INDEBTEDNESS EVIDENCED BY THIS SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE IS SUBORDINATE TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE SUBORDINATION AGREEMENT, IN THE FORM ATTACHED HERETO AS ANNEX A (THE “SUBORDINATION AGREEMENT”), AS THE SAME MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, BY AND AMONG THE HOLDER (AS DEFINED BELOW), THE COMPANY (AS DEFINED BELOW) AND MGG INVESTMENT GROUP LP (TOGETHER WITH ITS PERMITTED SUCCESSORS AND ASSIGNS), AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT FOR THE SENIOR LENDERS (AS DEFINED IN THE SUBORDINATION AGREEMENT) FROM TIME TO TIME PARTY TO THE SENIOR LOAN AGREEMENT (AS DEFINED IN THE SUBORDINATION AGREEMENT), AND HOLDER, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

Issue Date: August 12, 2025
Principal Amount: $25,434,300.24
Conversion Price (subject to adjustment as set forth herein): $6.91

7.50% SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE DUE NOVEMBER 13, 2029

THIS 7.50% SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE is issued by FiscalNote Holdings, Inc., a Delaware corporation (the “Company”), having its principal place of business at 1201 Pennsylvania Avenue, NW, 6th Floor, Washington, District of Columbia, 20004 (this note, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and of the Subordination Agreement, the “Note” and “Notes” refers to this Note along with any portion(s) of this Note transferred to a transferee).

FOR VALUE RECEIVED, the Company promises to pay to GPO FN Noteholder, LLC or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $25,434,300.24 on or prior to November 13, 2029 (the “Maturity Date”), or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then-outstanding principal amount of this Note in accordance with the provisions hereof. This Note was issued pursuant to the redemption and exchange agreement, dated August 5, 2025 (the “Subscription Date”), among the Company and the Holder (as amended, restated, supplemented or otherwise modified from time to time, the “Redemption and Exchange Agreement”).

Section 1.
Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Redemption and Exchange Agreement and (b) the following terms shall have the following meanings:

“14C Date” shall have the meaning set forth in Section 4(e) hereof.

“19.99% Share Cap” means, prior to the Company’s obtainment of the Stockholder Approval or the 14C Date, if applicable, the maximum number of shares of Common Stock that the Company may issue

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

pursuant to the terms of the Notes without breaching the Company’s obligations under the rules and regulations of the New York Stock Exchange.

“2023 Note” means that certain 7.50% Senior Subordinated Convertible Promissory Note due July 3, 2028 issued by the Company to GPO FN Noteholder LLC pursuant to that certain Exchange and Settlement Agreement dated as of June 30, 3023 by and between the Company and GPO FN Noteholder LLC.

“2023 Note Accrued Interest” shall have the meaning set forth in Section 2(a) hereof.

“Additional Redemption” shall have the meaning set forth in Section 5(a)(iv) hereof.

“Additional Redemption Price” shall have the meaning set forth in Section 5(a)(iv) hereof.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Applicable Period” means (i) if the event requiring shares to be Freely Tradeable is an Interest payment, the period beginning on the thirtieth (30th) calendar day immediately preceding the applicable Interest Payment Date and ending on the calendar day immediately preceding the applicable Interest Payment Date and (ii) if the event requiring shares to be Freely Tradeable is an Installment Conversion, the period beginning on the ninetieth (90th) calendar day immediately preceding the applicable Installment Date and ending on the calendar day immediately preceding the applicable Installment Date.

“Attribution Parties” means, collectively, the following Persons: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Person whose beneficial ownership of the Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties of the Holder to the Maximum Percentage.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means, with respect to the Company, the board of directors of the Company or a committee of such board duly authorized to act for it.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Calendar Quarter” means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

“Cash Interest” shall have the meaning set forth in Section 2(a) hereof.

“Close of Business” means 5:00 p.m., District of Columbia time.

“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

“Company” shall have the meaning set forth in the Recitals.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion Amount” means the sum of (i) the portion of the principal amount of this Note to be converted, redeemed or otherwise with respect to which this determination is being made and (ii) accrued and unpaid Interest with respect to such principal amount.

“Conversion Date” shall have the meaning set forth in Section 3(a)(iii) hereof.

“Conversion Price” means $6.91 per share of Common Stock, subject to adjustment as set forth herein.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof and the Redemption and Exchange Agreement.

“Designated Redemption Amount” shall have the meaning set forth in Section 8(b)(iii) hereof.

“Designated Specified Amount” shall have the meaning set forth in Section 8(d) hereof.

“Distribution” shall have the meaning set forth in Section 4(a) hereof.

“Dragonfly Notes” means those certain Subordinated Convertible Promissory Notes issued by the Company on January 17, 2023 in connection with the Company’s acquisition of Dragonfly Eye Limited.

“Dragonfly Rate” means a fraction (x) the numerator of which is the aggregate principal amount of Notes outstanding as of the applicable date of determination and (y) the denominator of which is $50,434,300.24.

“DTC” shall have the meaning set forth in Section 8(b)(i) hereof.

“Effective Price” has the following meaning with respect to the issuance or sale of any shares of Common Stock or any Equity-Linked Securities:

(a)
in the case of the issuance or sale of shares of Common Stock, the value of the consideration received or receivable by the Company for such shares, expressed as an amount per share of Common Stock; and
(b)
in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose:
(i)
numerator is equal to sum, without duplication, of (x) the value of the aggregate consideration received or receivable by the Company for the issuance or sale of such Equity-Linked Securities; and (y) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and
(ii)
denominator is equal to the maximum number of shares of Common Stock underlying such Equity-Linked Securities;

provided, however, that:

(v) in case any option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the options will be deemed to have been

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

issued for the Option Value of such options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value of such options.

(w) for purposes of clauses (a) and (b)(i) above, all underwriting commissions, placement agency commissions or similar commissions paid to any broker-dealer by the Company in connection with such issuance or sale will be added to the aggregate consideration referred to in such clause (and any other fees or expenses incurred by the Company shall be excluded from such calculation);

(x) for purposes of clause (b) above, if such minimum aggregate consideration, or such maximum number of shares of Common Stock, is not determinable at the time such Equity-Linked Securities are issued or sold, then (1) the initial consideration payable under such Equity-Linked Securities, or the initial number of shares of Common Stock underlying such Equity-Linked Securities, as applicable, will be used; and (2) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (including pursuant to “anti-dilution” or similar provisions), there will be deemed to occur, for purposes of Section 4(b) and without affecting any prior adjustments theretofore made to the Conversion Price, an issuance of additional Equity-Linked Securities, provided, that in the case of an Equity-Linked Security with a customary make-whole premium upon specified corporate events or conversion upon redemption by the Company, the lowest possible conversion or exercise price at which such securities may be converted or exercised shall initially be determined without giving effect to such premium (whether payable in securities or the cash value thereof) and without giving effect to such subsequent adjustment;

(y) for purposes of clause (b) above, in the case of the surrender, extinguishment, maturity or other expiration of any such Equity-Linked Securities without exercise by any holders thereof, the Conversion Price hereunder shall be automatically readjusted, without any action required to be taken by the Company, the Board of Directors or the Holder (but to no greater extent than originally adjusted) as if such Equity-Linked Securities had not been issued; and

(z) the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Board of Directors (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

“Eligible Market” means of The New York Stock Exchange, NYSE American, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors).

“Equity Conditions Failure” means that on any applicable date of determination, any of the following conditions are not satisfied or waived in writing by the Holder:

(c)
on each day during the applicable Equity Conditions Measuring Period, the applicable Installment Conversion Shares are Freely Tradeable;
(d)
during the Equity Conditions Measuring Period, there shall not have occurred either (A) an Event of Default or (B) an event that with the passage of time or giving of notice would constitute an Event of Default; and
(e)
during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with and shall not have breached in any material respect any provision, covenant, representation or warranty of any Transaction Document.

“Equity Conditions Measuring Period” means each day during the period beginning on the applicable Installment Notice Date and ending on and including the related Installment Date.

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

“Equity-Linked Securities” means any rights, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) or securities otherwise convertible into or exchangeable for any shares of Common Stock.

“Event of Default” shall have the meaning set forth in Section 7(a) hereof.

“Excess Shares” shall have the meaning set forth in Section 3(d) hereof.

“Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Holder” means Tim Hwang, Gerald Yao and Duddell Street Holdings Limited and their respective Affiliates.

“Exempt Issuance” means:

(f)
the Company’s issuance of any securities as full or partial consideration in connection with a merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity;
(g)
the Company’s issuance or grant of shares of Voting Stock (or Equity-Linked Securities) exercisable into or convertible or exchangeable for Voting Stock, or other equity-based awards (including restricted stock units), to employees (or prospective employees who have accepted an offer of employment), directors or consultants (as defined below) of the Company or any of its Subsidiaries, pursuant to plans that have been approved by a majority of the independent members of the Board of Directors;
(h)
the Company’s issuance of securities upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of Voting Stock and are outstanding as of the Subscription Date or which the Company has committed to issue as of the Subscription Date on terms disclosed to the Holder, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the Subscription Date;
(i)
the Company’s issuance of securities pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by a majority of the disinterested members of the Board of Directors;
(j)
the Company’s issuance and sale of Common Stock, Equity-Linked Securities or options for cash pursuant to a bona fide public offering, at-the-market offering or private placement at an Effective Price of more than $5.00 per share (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar corporate event of general applicability occurring to the shares of Common Stock after the Subscription Date);
(k)
Equity-Linked Securities permitted to be issued under the Financing Agreement as in effect on the Subscription Date without giving effect to any subsequent amendment, modification, replacement or refinancing;
(l)
the Company’s issuance of the Note and any Issuable Note Shares; or
(m)
the Company’s issuance of any securities the proceeds of which are intended to fund an unconditional optional redemption of the Notes in full as of the applicable Optional Redemption Date pursuant to Section 5 hereof (and regardless of whether all or any portion of this Note is converted following the delivery of an Optional Redemption Notice with respect to such redemption);

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

provided, however, that no more than 6,716,930 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar corporate event of general applicability occurring to the shares of Common Stock after the Subscription Date) in the aggregate are issued or issuable pursuant to clauses (d) and/or (e) as an Exempt Issuance. For purposes of this definition, “consultant” means a consultant that may participate in an “employee benefit plan” in accordance with the definition of such term in Rule 405 under the Securities Act.

“Financing Agreement” means that certain Financing Agreement, dated as of August 5, 2025, by and among the Company, FiscalNote, Inc., the other borrowers party thereto, the guarantors party thereto, the lenders from time to time party thereto, and MGG Investment Group LP, as collateral agent and as administrative agent, as in effect as of the date hereof and, except as otherwise noted, as the same may be subsequently amended, modified, replaced or refinanced.

“Freely Tradeable” shall mean each of the following conditions with respect to the issuance of Common Stock pursuant to the terms of the Notes, provided that the Holder may, in its sole and absolute discretion, waive in writing any such condition; provided, however, that the condition set forth in clause (c) below is not waivable by the Holder:

(n)
shares of Common Stock that are duly authorized and listed and eligible for trading on an Eligible Market;
(o)
shares of Common Stock that are eligible to be sold by the holder thereof on each Trading Day during the Applicable Period and on the related Interest Payment Date or Installment Date, as applicable, (a) without any volume or manner of sale restrictions under the Securities Act pursuant to Rule 144 thereunder and the Company is in compliance with the current public information requirement of Rule 144(i)(2) (or any successor thereto) promulgated under the Securities Act, if any, or (b) pursuant to a then-effective resale registration statement and available prospectus filed with the SEC and there shall not have been any suspension of such registration statement(s) (including pursuant to an allowable Blackout Period (as defined in, and in accordance with, Section 4.3 of the Redemption and Exchange Agreement)), and, in each such case, such shares of Common Stock are issuable without any restrictive legend; and
(p)
the applicable shares of Common Stock issuable as payment of Interest or Installment Conversion Shares, as the case may be, may be issued in full without violating Section 4(e) hereof or the rules or regulations of the applicable Eligible Market.

“Freely Tradeable Condition” shall have the meaning set forth in Section 5(a) hereof.

“Fundamental Change” shall mean and be deemed to have occurred at such time as:

(q)
any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Excluded Holder (such exception to apply solely with respect to clause (i) below), files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act) of more than (i) 50% of the total outstanding voting power of the Voting Stock; (ii) 50% of the outstanding shares of Voting Stock calculated as if any shares of Voting Stock held by such “person” or “group” were not outstanding; or (iii) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Voting Stock or other equity securities of the Company sufficient to allow such “person” or “group” to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Voting Stock without approval of the stockholders of the Company;
(r)
the consummation of a single transaction or series of related transactions for a sale, transfer, lease, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the consolidated property or assets of the Company and its Subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

Act), other than the Company and/or one or more of the Company’s direct or indirect Subsidiaries (for the avoidance of doubt a merger or consolidation of the Company with or into another Person is not subject to this clause (b));
(s)
any transaction or series of related transactions is consummated in connection with which (whether by means of merger, exchange, liquidation, tender offer, consolidation, combination, reclassification, recapitalization, acquisition or otherwise) all of the Company’s Class A common stock, par value $0.0001 per share, and Class B common stock, par value $0.0001 per share, are exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash, but excluding the consummation of any merger, exchange, tender offer, consolidation or acquisition of the Company with or by another Person pursuant to which the Persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction “beneficially own,” directly or indirectly, immediately after such transaction, shares of the surviving, continuing or acquiring corporation’s Voting Stock representing at least 50% of the total outstanding voting power of all outstanding classes of Voting Stock of the surviving, continuing or acquiring corporation in substantially the same proportion relative to each other as such ownership immediately prior to such transaction;
(t)
the adoption of a plan relating to the Company’s liquidation or dissolution; or
(u)
a Termination of Trading.

“Fundamental Change Repurchase” shall have the meaning set forth in Section 5(c).

“Fundamental Change Repurchase Date” shall have the meaning set forth in Section 5(c).

“Fundamental Change Repurchase Notice” shall have the meaning set forth in Section 5(d).

“Fundamental Change Repurchase Notice Date” shall have the meaning set forth in Section 5(d).

“Fundamental Change Repurchase Price” shall have the meaning set forth in Section 5(c).

“Fundamental Change Share Consideration” shall have the meaning set forth in Section 5(c).

“Fundamental Change Share Price Redemption VWAP” means the VWAP of the Common Stock over the Trading Days occurring within the thirty (30) calendar day period ending immediately preceding a Fundamental Change Repurchase Notice Date on which the Company has delivered a Fundamental Change Repurchase Notice electing to pay the Fundamental Change Repurchase Price with Fundamental Change Share Consideration.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

“Guarantee” shall have the meaning set forth in Section 6(c) hereof.

“Guarantor Obligations” shall have the meaning set forth in Section 6(c) hereof.

“Guarantors” shall mean the Guarantors (as defined in the Financing Agreement).

“Holder” and “Holders” shall each have the meaning set forth in the Recitals.

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

“Indebtedness” means Indebtedness (as defined in the Financing Agreement) for borrowed money.

“Installment Amount” means with respect to each Installment Date, an amount equal to the Holder’s Pro Rata Amount of $2,000,000 or, with respect to the last Installment Date occurring hereunder, such other amount that then remains outstanding. In the event the Holder shall sell or otherwise transfer or assign any portion of this Note, the transferee shall be allocated a pro rata portion based on the principal amount of Note so sold or transferred or assigned of each unpaid Installment Amount hereunder.

“Installment Conversion” shall have the meaning set forth in Section 8(a)(i) hereof.

“Installment Conversion Amount” shall have the meaning set forth in Section 8(a)(ii) hereof.

“Installment Conversion Price” means, with respect to any Installment Date, a price equal to the lowest of (i) the Conversion Price then in effect, (ii) 95% of the VWAP of the Common Stock over the ten (10) Trading Day period ending on the Trading Day immediately preceding the applicable Installment Date and (iii) 95% of the VWAP of the Common Stock over the Trading Days occurring within the ninety (90) calendar day period ending on the calendar day immediately preceding the applicable Installment Date. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction during such periods.

“Installment Conversion Shares” shall have the meaning set forth in Section 8(a)(i) hereof.

“Installment Date” means April 1, 2026, every first day of each of the Calendar Quarters beginning thereafter and the Maturity Date (or if any such date is not a Business Day, the first Business Day immediately following such date).

“Installment Notice” shall have the meaning set forth in Section 8(a)(ii) hereof.

“Installment Notice Date” shall have the meaning set forth in Section 8(a)(ii) hereof.

“Installment Redemption” shall have the meaning set forth in Section 8(a)(i) hereof.

“Installment Redemption Amount” shall have the meaning set forth in Section 8(a)(ii) hereof.

“Installment Redemption Price” shall have the meaning set forth in Section 8(c) hereof.

“Interest” shall have the meaning set forth in Section 2(a) hereof.

“Interest Payment Date” shall have the meaning set forth in Section 2(a) hereof.

“Interim Installment Period” shall have the meaning set forth in Section 8(b)(iii) hereof.

“Issuable Note Shares” means, on any date when all or any portion of the Notes are outstanding, the sum of the number of shares of Common Stock: (i) issued pursuant to any conversion of the Notes, or issuable pursuant to a Notice of Conversion delivered, on or prior to such date; (ii) issued or issuable pursuant to any Installment Conversion of the Notes assuming the Company elects an Installment Conversion with respect to all Installment Amounts payable hereunder and assuming there is no Equity Conditions Failure; (iii) issued as Share Interest prior to such date; (iv) issuable upon full conversion of the Notes on the Maturity Date at the then-current Conversion Price (assuming (x) no limitation on convertibility of the Notes on the Maturity Date and (y) no redemption of any Notes prior to the Maturity Date, and without duplication of shares of Common Stock included in the immediately preceding (i)) and (v) proposed to be issued as Fundamental Change Share Consideration pursuant to a Fundamental Change Repurchase Notice delivered on or prior to such date.

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

“Issue Date” means the date of the first issuance of this Note pursuant to the Redemption and Exchange Agreement, regardless of any transfers of this Note and regardless of the number of instruments that may be issued to evidence this Note.

“Loan Parties” shall mean the Loan Parties (as defined in the Subordination Agreement).

“Maturity Date” shall have the meaning set forth in the Recitals.

“Maximum Holders Condition” shall have the meaning set forth in Section 10(i) hereof.

“Maximum Percentage” shall have the meaning set forth in Section 3(d) hereof.

“Maximum Rate” shall have the meaning set forth in Section 10(g) hereof.

“Measurement Price” means the VWAP of the Common Stock over the Trading Days occurring within the thirty (30) Trading Day period ending on the Trading Day immediately preceding the applicable date of determination.

“New York Courts” shall have the meaning set forth in Section 10(d) hereof.

“Non-Related Party Assignee” shall have the meaning set forth in Section 10(i) hereof.

“Non-Related Party Assignment” shall have the meaning set forth in Section 10(i) hereof.

“Note” and “Notes” shall have the meaning set forth in the Recitals.

“Notice of Conversion” shall have the meaning set forth in Section 3(a)(iii) hereof.

“Option Value” means the value of an option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable option if the issuance of such option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable option if the issuance of such option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 90% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable option if the issuance of such option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable option if the issuance of such option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the VWAP of the Common Stock over the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable option if the issuance of such option is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

“Optional Redemption Date” shall have the meaning set forth in Section 5(b) hereof.

“Optional Redemption Notice” shall have the meaning set forth in Section 5(a) hereof.

“Optional Redemption Period” shall have the meaning set forth in Section 5(a) hereof.

“Original Financing Agreement” means the Financing Agreement as in effect on the Issue Date without giving effect to any subsequent amendment, modification, replacement or refinancing that increases or makes available additional Indebtedness to be permitted pursuant to Section 7.02(b) thereof

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

(including, without limitation, the waiver of any conditions to the availability of such Indebtedness) in excess of the principal amount of such Indebtedness permitted as of the Issue Date (but, for the avoidance of doubt, the Senior Obligations may be increased in an amount not to exceed the Senior Debt Cap as otherwise provided herein).

“Par Call Period” shall have the meaning set forth in Section 5(a) hereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pro Rata Amount” means a fraction (i) the numerator of which is the original principal amount of the Holder’s Note and (ii) the denominator of which is the aggregate original principal amount of all Notes outstanding as of the applicable date of determination. In the event the Holder shall sell or otherwise transfer or assign any portion of this Note, the transferee shall be allocated a pro rata portion of the Holder’s Pro Rata Amount hereunder.

“Provisional Call Period” shall have the meaning set forth in Section 5(a) hereof.

“Qualifying Non-Related Party Assignment” shall have the meaning set forth in Section 10(i) hereof.

“Redemption and Exchange Agreement” shall have the meaning set forth in the Recitals.

“Redemption Price” shall have the meaning set forth in Section 5(a) hereof.

“Register” shall have the meaning set forth in Section 3(a)(iii) hereof.

“Registered Notes” shall have the meaning set forth in Section 3(a)(iii) hereof.

“Related Party Assignee” shall have the meaning set forth in Section 10(i) hereof.

“Related Party Assignment” shall have the meaning set forth in Section 10(i) hereof.

“Reported Outstanding Share Number” shall have the meaning set forth in Section 3(d) hereof.

“Required Holders” means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

“SEC” means the U.S. Securities and Exchange Commission and any successor thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Lenders” has the meaning set forth in the Subordination Agreement.

“Senior Obligations” shall mean the Senior Loans (as defined in the Subordination Agreement).

“Share Interest” shall have the meaning set forth in Section 2(a) hereof.

“Share Price VWAP” means the VWAP of the Common Stock over the Trading Days occurring within the thirty (30) calendar days immediately preceding an Interest Payment Date upon which the Company has elected to pay Share Interest.

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the principal securities exchange or securities market on which the Common Stock is then traded as in effect on the date of delivery of the applicable Notice of Conversion.

“Stockholder Approval” means the approval of holders of the Common Stock pursuant to Rule 312 of the NYSE Listed Company Manual (or its successor) or any other U.S. national securities exchange on which the Common Stock is then listed.

“Subordination Agreement” shall have the meaning set forth in Section 6(b) hereof.

“Subscription Date” shall have the meaning set forth in the Recitals.

“Subsequent Issuance” shall have the meaning set forth in Section 4(b) hereof.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (a) of which a majority of the shares of securities or other equity interests having ordinary voting power for the election of directors, managers or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned or (b) the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Termination of Trading” shall be deemed to occur if the Common Stock (or other common equity into which the Note is then convertible) is not listed for trading on any Eligible Market.

“Trading Day” means a day on which trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transaction Documents” means, collectively, this Note, the Redemption and Exchange Agreement and the Subordination Agreement.

“Valid Assignment” shall have the meaning set forth in Section 3(a)(iii).

“Voluntary Conversion” shall have the meaning set forth in Section 3(a)(i) hereof.

“Voting Stock” means all classes of the Company’s common stock entitled to vote generally in the election of directors.

“VWAP” means, for any specified period, the per share volume-weighted average price of the Common Stock calculated according to the “Bloomberg Definition” as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NOTE <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading on the initial Trading Day of such specified period until the scheduled close of trading of the primary trading session on the last Trading Day of such specified period (or, if such volume- weighted average price is unavailable, the market value of one share of Common Stock during such specified period, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Weighted Average Issuance Price” has the meaning set forth in Section 4(b).

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

Section 2.
Interest; Amounts Outstanding.
(a)
Payment of Interest. The Company shall pay interest on the aggregate unconverted and then-outstanding principal amount of this Note (without giving effect to the payment of any Installment Amount on the applicable Interest Payment Date (as defined below)) at the rate of 7.50% per annum provided that from and after the occurrence and during the continuance of any Event of Default pursuant to Section 7(a)(i) and/or Section 7(a)(ii), Interest shall accrue hereunder at a rate of 11.25% per annum. Interest shall be payable quarterly in arrears on each of January 1, April 1, July 1 and October 1 (or if any such date is not a Business Day, the first Business Day immediately following such date), beginning on September 30, 2025 (each such date, an “Interest Payment Date”), and on the Maturity Date. Interest accrued on the 2023 Note from June 30, 2025 until the Issue Date (the “2023 Note Accrued Interest”) shall be paid on October 1, 2025 together with interest that accrued on this Note from the Issue Date until October 1, 2025 in accordance with the terms and conditions of this Note as if such 2023 Note Accrued Interest had accrued hereunder. Interest shall be paid, at the Company’s option, in cash (“Cash Interest”) or in Freely Tradeable shares of Common Stock (“Share Interest” and, together with Cash Interest, “Interest”); provided that the Company may only elect to pay Interest as Share Interest if no Event of Default has occurred and is continuing from the thirtieth (30th) day prior to the applicable Interest Payment Date until such Interest Payment Date, inclusive. For the avoidance of doubt, the Company may only issue shares of Common Stock as Share Interest pursuant to this Section 2(a) to the extent such shares are Freely Tradeable. Unless the Company notifies the Holder in writing at least thirty (30) days prior to the applicable Interest Payment Date of its intention to pay Cash Interest on such Interest Payment Date, the Company shall pay Share Interest on such Interest Payment Date, and the number of shares of Common Stock payable as Share Interest on such Interest Payment Date shall be determined by dividing the U.S. Dollar value of such interest payment by the Share Price VWAP. The Company shall make the same election for all Notes then outstanding. Notwithstanding anything herein to the contrary, any payment of Cash Interest shall be subject to the terms of the Subordination Agreement.
(b)
Interest Calculations. Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Interest shall accrue from the most recent applicable Interest Payment Date (not accounting for any delay in payment described in the last sentence of this Section 2(b)) or, if no Interest has been paid, the Issue Date. Interest shall cease to accrue with respect to any principal amount of this Note converted. If any Interest Payment Date, or other date on when any payment or other obligation hereunder shall be due, is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day, and no interest or other amounts shall accrue for the intervening period.
(c)
Amounts Outstanding. If the Company has caused the Note (or any portion thereof) to be repaid as provided herein, whether a repurchase, redemption or payment at maturity in accordance with the terms hereof, then (i) the Note (or portion thereof) will be deemed, as of the date of such payment, to cease to be outstanding, and (ii) the rights of the Holder of the Note (or such portion thereof), as such, and the obligations of the Company and each Guarantor hereunder, will terminate with respect to the Note (or such portion thereof).
(d)
Notes to Be Converted/Redeemed. If the Holder or the Company converts the Note (or portion thereof) pursuant to Section 3 or Section 8, respectively, hereof, or the Company makes an Installment Redemption pursuant to Section 8 hereof and/or an Additional Redemption pursuant to Section 5(a)(iv) hereof, then (i) the Note (or portion thereof) will be deemed, as of the date of the delivery of the Conversion Shares or payment of the Installment Redemption Price or the Additional Redemption Price, as the case may be, to the Holder, to cease to be outstanding, and (ii) the rights of the Holder of the Note (or such portion thereof), as such, and the obligations of the Company and each Guarantor hereunder, will terminate with respect to the Note (or such portion thereof), other than, for the avoidance of doubt, delivery of the Conversion Shares, the Installment Conversion Shares or the payment of the Installment Redemption Price, as the case may be.
(e)
Cessation of Accrual of Interest. Interest will cease to accrue on the Note (or portion thereof) to, but not including, the date that the Note (or portion thereof) is deemed, pursuant to this Section

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

2, to cease to be outstanding, unless there occurs a default in the payment on the Note (or such portion thereof).
(f)
On the Maturity Date, if any portion of this Note remains outstanding, the Company shall pay to the Holder an amount in cash representing all outstanding principal amount and any accrued and unpaid Interest on such principal amount.
Section 3.
Conversion.
(a)
Voluntary Conversion.
(i)
From and after the Issue Date, the Holder may, at its option, convert all, or any portion, of the then-outstanding principal amount of this Note plus accrued and unpaid interest thereon into shares of Common Stock (a “Voluntary Conversion”).
(ii)
[Reserved]
(iii)
The Holder shall request a voluntary conversion under this Section 3(a) by delivering to the Company a notice of conversion, the form of which is attached hereto as Annex B (the “Notice of Conversion”), specifying therein the principal amount of this Note to be converted (such date on which the Holder delivers a Notice of Conversion, the “Conversion Date”). The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of the Note and the principal amount (and stated interest thereon) held by such holders (the “Registered Notes”). A Registered Note may be assigned, transferred or sold in whole or in part only (i) in accordance with Section 10(i) hereof and (ii) by registration of such assignment, transfer or sale on the Register (collectively, a “Valid Assignment”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. Upon a Valid Assignment, the (y) Company shall issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee and (z) Person whose name is recorded in the Register as the owner of a Note pursuant to the Valid Assignment shall be treated as the owner of such Note for all purposes, including, without limitation, the right to receive payments of principal and Interest, if any, hereunder, notwithstanding notice to the contrary. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full principal amount of this Note and any accrued Interest thereon represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Notice of Conversion) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the principal amount and Interest converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.
(b)
Mechanics of Conversion.
(i)
Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the then-outstanding principal amount of this Note to be converted, plus all accrued and unpaid Interest thereon to, but not including, the Conversion Date, as indicated in the applicable Notice of Conversion, by (y) the Conversion Price.
(ii)
Delivery of Conversion Shares Upon Conversion. The Company shall deliver, or cause to be delivered, to the Holder the Conversion Shares no later than the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case, following a Conversion Date.

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

(iii)
Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share to which the Holder would otherwise be entitled upon a voluntary conversion under this Section 3, the number of shares issuable to the Holder shall be rounded to the nearest whole number.
(iv)
Taxes and Expenses. The Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted, and the Company shall not be required to issue or deliver any such Conversion Shares to a Person other than the Holder of this Note so converted until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
(c)
Reserve and Status of Common Stock Issued Upon Conversion. At all times from and after the Issue Date, when any portion of this Note is outstanding, the Company will reserve, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock sufficient to permit the conversion of the then-outstanding principal amount of this Note.
(d)
Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not issue any shares of Common Stock pursuant to the terms of this Note, and the Holder shall not have the right to any shares of Common Stock otherwise issuable pursuant to the terms of this Note and any such issuance shall be null and void and treated as if never made, to the extent that after giving effect to such issuance, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable pursuant to the terms of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable (i) pursuant to the terms of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (ii) upon exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d). For purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire pursuant to the terms of the Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other written notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Notice of Conversion from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Conversion would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(d), to exceed the Maximum Percentage, the Holder shall notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Notice of Conversion. For any reason at any time, upon the written or oral request of the Holder, the Company shall use commercially reasonable efforts to within one (1) Trading Day confirm, orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note would result in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the Holder shall notify the Company in writing to reduce the number of shares so issued by which the Holder’s and the other

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

Attribution Parties’ aggregate beneficial ownership would exceed the Maximum Percentage (the “Excess Shares”) and the issuance of such Excess Shares shall be deemed null and void and shall be cancelled ab initio and any portion of the Note so converted shall be reinstated, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, it is the intent of the Company and the Holder that the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.
Section 4.
Certain Adjustments.
(a)
Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”) payable in shares of Common Stock on shares of Common Stock or any Equity-Linked Securities (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or any payment with respect to, the Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction, of which (x) the numerator shall be the number of shares of Common Stock outstanding immediately before such event and (y) the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 4(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or Distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.
(b)
Subsequent Issuances. If the Company, at any time while this Note is outstanding, issues or otherwise sells any shares of Common Stock, or any Equity-Linked Securities, in each case at an Effective Price per share of Common Stock that is less than the Conversion Price in effect (before giving effect to the adjustment required by this Section 4(b)) as of the date of the issuance or sale of such shares or Equity-Linked Securities (such an issuance or sale, a “Subsequent Issuance”), then, effective as of the Close of Business on such date, the Conversion Price will be decreased to an amount equal to the Weighted Average Issuance Price. For these purposes, the “Weighted Average Issuance Price” will be equal to:

CP x CP x OS+(EP x X)CP x (OS+X)

where:

CP = such Conversion Price (before giving effect to the adjustment);

OS = the number of shares of Voting Stock outstanding immediately before such Subsequent Issuance;

EP = the Effective Price per share of Common Stock in such Subsequent Issuance; and

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

X = the sum, without duplication, of (x) the total number of shares of Common Stock issued or sold in such Subsequent Issuance; and (y) the maximum number of shares of Common Stock underlying such Equity-Linked Securities issued or sold in such Subsequent Issuance;

provided, however, that (A) an Exempt Issuance shall not be deemed a Subsequent Issuance and, as a result, the Conversion Price will not be adjusted pursuant to this Section 4(b) as a result of an Exempt Issuance; (B) the issuance of shares of Common Stock pursuant to any such Equity-Linked Securities will not constitute an additional issuance or sale of shares of Common Stock constituting a Subsequent Issuance for the purposes of this Section 4(b) (it being understood any re-pricing thereof will be subject to this Section 4(b)); and (C) in no event will the Conversion Price be increased pursuant to this Section 4(b).

(c)
Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Voting Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding. Notwithstanding anything to the contrary in this Section 4, no adjustment shall be made to the Conversion Price unless such adjustment would require a change of at 1% in the Conversion Price, and any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any future adjustment.
(d)
Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 4, the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the calculation of such adjustment.
(e)
19.99% Share Cap. If, at any time while this Note is outstanding, a Subsequent Issuance, payment of Share Interest, Installment Conversion, Voluntary Conversion or payment of the Fundamental Change Repurchase Price with Fundamental Change Share Consideration would cause the Issuable Note Shares to exceed the 19.99% Share Cap, the Company shall not make such Subsequent Issuance, issue Share Interest, issue shares upon any Installment Conversion or Voluntary Conversion or pay such Fundamental Change Repurchase Price with Fundamental Change Share Consideration, unless the Company has previously obtained the requisite Stockholder Approval; provided that if the Company obtains the requisite Stockholder Approval by written consent, this Section 4(e) shall remain in full force and effect until the twentieth (20th) day following the filing by the Company of a definitive information statement on Schedule 14C with the SEC to disclose the attainment of such Stockholder Approval (the “14C Date”).
Section 5.
Optional Redemption; Fundamental Change Repurchase.
(a)
Optional Redemption at Election of Company.
(i)
During the period commencing on the Issue Date to and including July 3, 2027 (the “Provisional Call Period”), the Company shall have the right, at its election, to redeem all, or any portion of the Note, at any time and from time to time, for a cash purchase price equal to the principal amount of that portion of the Note being redeemed, plus any accrued and unpaid interest on such principal amount being redeemed (the “Redemption Price”), provided that, (i) the Measurement Price has exceeded 120% of the then-applicable Conversion Price prior to the Optional Redemption Date (as defined below) set forth in the Optional Redemption Notice (as defined below), (ii) the Conversion Shares underlying the principal amount of the Note to be redeemed pursuant to the Optional Redemption Notice shall be Freely Tradeable upon issuance (the “Freely Tradeable Condition”), and (iii) on the delivery date of the Optional Redemption Notice, no Event of Default has occurred and is continuing.
(ii)
During the period following expiration of the Provisional Call Period to, but not including the Maturity Date (the “Par Call Period” and, together with the Provisional Call Period, the “Optional Redemption Period”), the Company shall have the right, at its election, but subject

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

to the satisfaction (or waiver in writing by the Holder) of the Freely Tradeable Condition, to redeem all, or any portion of the Note, at any time and from time to time, for a cash purchase price equal to the Redemption Price.
(iii)
In the event the Note is or will be eligible for optional redemption during the Optional Redemption Period, the Company may, at any time and from time to time, deliver a notice to the Holder (an “Optional Redemption Notice”) of its election to redeem some or all of the then-outstanding principal amount of the Note for cash at the Redemption Price. Notwithstanding anything to the contrary in this Section 5, until the Redemption Price is paid in full, the principal amount of the Note to be redeemed pursuant to the Optional Redemption Notice may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3.
(iv)
Notwithstanding the foregoing or anything to the contrary contained herein, the Company shall, at its option, be permitted to redeem the Holder’s Pro Rata Amount of $5,000,000 in aggregate principal amount of this Note by paying the Holder’s Pro Rata Amount of $2,000,000 in cash by wire transfer of immediately available funds (the “Additional Redemption Price”) to the Holder no later than sixty (60) days after the Issue Date (the “Additional Redemption”). The Company may only make one (1) Additional Redemption. The Company is required to deliver written notice of the Additional Redemption to the Holder at least five (5) Business Days prior to the scheduled Additional Redemption date.
(v)
Notwithstanding anything herein to the contrary, any payment of the Redemption Price or the Additional Redemption Price shall be subject to the terms of the Subordination Agreement.
(b)
Optional Redemption Procedures. In connection with any optional redemption pursuant to Section 5(a) hereof, the Company shall deliver to the Holders an Optional Redemption Notice setting out the principal amount of the Note to be redeemed, any accrued and unpaid Interest thereon and the date fixed for redemption (each, an “Optional Redemption Date”); provided an Optional Redemption Notice must be delivered at least forty (40) Business Days prior to its applicable Optional Redemption Date. Any optional redemption of any principal amount of the Note may, at the Company’s discretion, be subject to one or more conditions precedent. The Optional Redemption Date of any optional redemption that is subject to satisfaction of one or more conditions precedent may, in the Company’s discretion, be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such optional redemption may not occur and any related Optional Redemption Notice may be modified or rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Optional Redemption Date, or by the Optional Redemption Date so delayed, in either case by providing notice to the Holder; provided that if an Optional Redemption Date is not rescinded within twenty (20) Business Days thereof, the related Optional Redemption Notice shall become irrevocable.
(c)
Fundamental Change Repurchase. If a Fundamental Change occurs at any time prior to the Maturity Date, Company shall have the right to repurchase the Note (a “Fundamental Change Repurchase”) on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) Business Days or more than thirty (30) Business Days following the date of the Fundamental Change Repurchase Notice, and in any event, on or after the date of the Fundamental Change, at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid Interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). The Company shall pay the Fundamental Change Repurchase Price (i) solely with respect to a Fundamental Change pursuant to clause (c) of the definition thereof whereby the Company’s Class A common stock, par value $0.0001 per share, and Class B common stock, par value $0.0001 per share, are exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, in shares of Common Stock (“Fundamental Change Share Consideration”) so long as such Fundamental Change Share Consideration shall not cause the Issuable Note Shares to exceed the 19.99% Share Cap prior to the Company’s receipt of the Stockholder Approval or the 14C Date, if applicable, provided that following the consummation of such Fundamental Change, such securities received in

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

exchange for such Fundamental Change Share Consideration (x) will be listed and eligible for trading on an Eligible Market and (y) were issued in a transaction registered under the Securities Act or eligible to be sold by the holder thereof without any volume or manner of sale restrictions under the Securities Act pursuant to Rule 144 thereunder and (ii) in all other cases, in cash by wire transfer of immediately available funds. If the Company elects to pay the Fundamental Change Repurchase Price with Fundamental Change Share Consideration, the Company shall notify the Holder in connection with the Fundamental Change Repurchase Notice and the number of shares of Common Stock payable as Fundamental Change Share Consideration on such Fundamental Change Repurchase Date shall be determined by dividing the U.S. Dollar value of the Fundamental Change Repurchase Price by the Fundamental Change Share Price Redemption VWAP.
(d)
Fundamental Change Repurchase Notice. Prior to the date on which the Company anticipates consummating a Fundamental Change (or, if later, promptly after the Company discovers that a Fundamental Change may occur), a written notice shall be sent by or on behalf of the Company to the Holder, which notice shall contain the date on which the Fundamental Change is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Fundamental Change was filed) (the “Fundamental Change Repurchase Notice” and the date such notice is delivered to the Holder, the “Fundamental Change Repurchase Notice Date”). The Fundamental Change Repurchase Notice shall specify:
(i)
the events causing the Fundamental Change;
(ii)
the date of the Fundamental Change;
(iii)
the Fundamental Change Repurchase Price;
(iv)
the Fundamental Change Repurchase Date;
(v)
whether, in accordance with Section 5(c), the Company will pay the Fundamental Change Repurchase Price with cash or Fundamental Change Share Consideration and, if the Company will pay with Fundamental Change Share Consideration, the Fundamental Change Share Price Redemption VWAP;
(vi)
the last date on which a Holder may exercise its conversion rights prior to the Fundamental Change Repurchase Date; and
(vii)
the procedures that the Holder must follow in connection with a Fundamental Change Repurchase,

provided, that, no failure of the Company to give the foregoing notices and no defect therein shall limit the Company’s repurchase rights or affect the validity of the proceedings for the repurchase of the Note pursuant to this Section 5, provided, further that if an anticipated Fundamental Change related to a Fundamental Change Repurchase Date set forth in a Fundamental Change Repurchase Notice has not occurred as of such Fundamental Change Repurchase Date, the Company may, with notice to the Holder, delay the Fundamental Change Repurchase Date specified within such Fundamental Change Repurchase Notice until the related Fundamental Change has occurred.

(e)
Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered by the Company to the Holder at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying the:
(i)
principal amount of the Note with respect to which such notice of withdrawal is being submitted; and

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

(ii)
principal amount, if any, of the Note that remains subject to the original Fundamental Change Repurchase Notice.
Section 6.
Covenants; Guarantees; Subordination.
(a)
Covenants.
(i)
Indebtedness.
(1)
Neither the Company nor any Subsidiary shall create, incur, assume or suffer to exist any Indebtedness other than the Indebtedness permitted by Section 7.02(b) of the Original Financing Agreement, which, to the extent such permitted Indebtedness is limited by a cap set forth therein, is an amount not to exceed 115% of such capped amount (including, for the avoidance of doubt, any unfunded committed or uncommitted amounts or incremental term loan commitment permitted thereunder); provided that the aggregate principal amount of the Senior Obligations specifically (including any refinancing and replacement thereof) cannot exceed the Senior Debt Cap (as defined in the Subordination Agreement).
(2)
While any Notes remain outstanding the Company shall not (x) authorize, incur or issue any Indebtedness that ranks junior or pari passu to the Notes that matures before the Maturity Date; provided, however, the Company shall be permitted to issue up to $35,000,000 in aggregate principal amount of convertible debentures on the Issue Date on terms previously disclosed to the Holder, or (y) amend the maturity date of any existing Indebtedness that rank junior or pari passu to the Notes to a maturity date that is before the Maturity Date; provided, however, the Company shall be permitted to amend the Dragonfly Notes to extend the maturity date thereof (for the avoidance of doubt, the Company shall not amend the maturity date of the Dragonfly Notes to a date earlier than January 27, 2028).
(3)
The Company shall be permitted to cause the conversion of the Dragonfly Notes pursuant to Section 2(e) thereof (as such section may be amended after the Subscription Date to allow for partial conversions of the Dragonfly Notes); provided that the aggregate principal amount of Dragonfly Notes outstanding after giving effect to any such conversion shall in no event be less than the product of (x) the principal amount of the Dragonfly Notes outstanding as of the Issue Date and (y) the Dragonfly Rate as of the applicable date of determination.
(b)
Subordination. Notwithstanding anything to the contrary herein, the payment of the obligations evidenced by this Note, including the guarantees set forth in Section 6(c) hereof, and the exercise of the rights of the Holder hereunder are each expressly subject and subordinated to Senior Obligations in accordance with the terms of that certain Subordination Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Subordination Agreement”), among Holder, the administrative agent under the Senior Obligations, the Loan Parties and each other borrower under the Senior Obligations.
(c)
Guarantees. Subject to the provisions of subsections (b) through (g) of this Section 6, each Guarantor who has executed this Note hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to the Holder, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest, on the Note and all other obligations and liabilities of the Company under this Note (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (a “Guarantee” and all the foregoing being hereinafter collectively called the “Guarantor Obligations”); provided, however, the Guarantee shall be subject to the Subordination Agreement. Each

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

Guarantor further agrees (to the extent permitted by law) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Section 6 notwithstanding any extension or renewal of any Guarantor Obligation.
(i)
Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guarantor Obligations and also waives notice of protest for non-payment. Each Guarantor waives notice of any default under the Note or the Guarantor Obligations.
(ii)
Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by the Holder to any security held for payment of the Guarantor Obligations.
(iii)
Except as set forth in Section 6(e), the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of the Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under the Transaction Documents; (b) any extension or renewal granted; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Transaction Documents; (d) the release of any security held by the Holder for the Guarantor Obligations or any of them; (e) the failure of the Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.
(iv)
Each Guarantor agrees that its Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Guarantor is released from its Guarantee in compliance with Section 6(e) hereof. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.
(v)
In furtherance of the foregoing and not in limitation of any other right which the Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Holder, forthwith pay, or cause to be paid, in cash, to the Holder an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law).
(vi)
Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holder, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Note for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

(vii)
Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Holder in enforcing any rights under this Section 6(c).
(d)
Execution and Delivery of Guarantee for Future Guarantors. Each Subsidiary and other Person that is required to become a Guarantor under the Financing Agreement after the date hereof shall accede to this Note as a Guarantor hereunder and the Guarantor Obligations. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular security.
(e)
Limitation on Liability; Termination, Release and Discharge.
(i)
Any term or provision of this Note to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Financing Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Note, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.
(ii)
Upon the sale or disposition of a Guarantor (by merger, consolidation, the sale of its capital stock or the sale of all or substantially all of its assets (other than by lease)) in a transaction permitted by the Financing Agreement (as in effect on the Subscription Date without giving effect to any subsequent amendment, modification, replacement or refinancing), unless the Guarantor is the surviving entity in such transaction (or the surviving entity is or becomes a direct or indirect Subsidiary of the Company), such Guarantor will be automatically released from all its obligations under this Note and its Guarantee and such Guarantee will terminate; provided, that all the obligations of such Guarantor under the Financing Agreement and related documentation and any other obligations of such Guarantor relating to any other Indebtedness of the Company or its Subsidiaries terminate upon consummation of such transaction; provided, further, that any subsequent amendment, modification, replacement or refinancing of the Financing Agreement may be taken into account for purposes of this Section 6(e)(ii) so long as either (x) such subsequent amendment, modification, replacement or refinancing provides for the use of two-thirds (2/3rd) of the proceeds of such transaction to pay down the Senior Obligations under the Financing Agreement and/or reduce any baskets thereunder or (y) the Holder receives the same ratable consent fee as and when paid to the lenders party to the Financing Agreement in connection with such amendment, modification, replacement or refinancing of the Financing Agreement.
(iii)
Notwithstanding anything to the contrary in this Note, any Guarantee given by a Guarantor incorporated in England and Wales does not apply to any liability to the extent that it would result in the guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006.
(f)
Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Company, or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 6(f) shall in no respect limit the obligations and liabilities of each Guarantor to the Holder and each Guarantor shall remain liable to the Holder for the full amount guaranteed by such Guarantor hereunder.
(g)
No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Holder against the

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Holder for the payment of the Guarantor Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Holder by the Company on account of the Guarantor Obligations are paid in full.
Section 7.
Events of Default.
(a)
Events of Default. Any of the following shall constitute an “Event of Default”:
(i)
a default in the payment when due on the Maturity Date or on an Installment Date of the principal the Note or otherwise when due pursuant to the terms of this Note;
(ii)
a default for five (5) Business Days in the payment when due of Interest on any Note;
(iii)
a default in the Company’s obligation to convert the Note in accordance with Section 3 upon the exercise of the conversion right with respect thereto, if such default is not cured within five (5) Business Days after its occurrence;
(iv)
other than as specifically set forth in another clause of this Section 7(a), a default in any of the Company’s obligations or agreements under the Note where such default is not cured or waived in writing by the Holder within forty-five (45) days after the occurrence of such default;
(v)
a default by the Company or any of its Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $10,000,000 (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default (A) constitutes a failure to pay the principal of or interest on such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; provided, that any such default with respect to indebtedness under the Financing Agreement shall not be deemed an Event of Default under this Section 7(a)(v)(A) unless such default is not cured or waived in writing by the Senior Lenders within ninety (90) days after the occurrence of such default; or (B) results in such indebtedness (for the avoidance of doubt, including, without limitation, any indebtedness under the Financing Agreement) becoming, or being declared, due and payable before its stated maturity;
(vi)
the Company or any of its Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:
(1)
commences a voluntary case or proceeding;
(2)
consents to the entry of an order for relief against it in an involuntary case or proceeding;
(3)
consents to the appointment of a custodian of it or for any substantial part of its property;
(4)
makes a general assignment for the benefit of its creditors;
(5)
takes any comparable action under any foreign Bankruptcy Law; or

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

(6)
generally is not paying its debts as they become due;
(vii)
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:
(1)
is for relief against Company or any of its Subsidiaries in an involuntary case or proceeding;
(2)
appoints a custodian of the Company or any of its Subsidiaries, or for any substantial part of the property of the Company or any of its Subsidiaries;
(3)
orders the winding up or liquidation of the Company or any of its Subsidiaries; or
(4)
grants any similar relief under any foreign Bankruptcy Law, and, in each case under this Section 7(a)(vii)(4), such order or decree remains unstayed and in effect for at least sixty (60) days;
(viii)
a final judgment or judgments for the payment of money (to the extent not paid or fully covered by insurance maintained in accordance with the requirements of the Financing Agreement and as to which the relevant insurance company has not denied coverage) aggregating in excess of $3,000,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry, assessment or issuance thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; and
(ix)
a default in any of the Company’s obligations or agreements under Sections 9(a) or 9(b) of this Note where such default is not cured or waived in writing by the Holder within ninety (90) days after the occurrence of such default.
(b)
Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of the Note, plus accrued and unpaid interest to the extent required by Section 2 hereof and all other amounts owing in respect thereof through the date of acceleration, shall become, at the election of the Holder, immediately due and payable in cash; provided, however, that if an Event of Default specified in Section 7(a)(vi) or Section 7(a)(vii) occurs, the outstanding principal amount of the Note, plus accrued and unpaid interest to the extent required by Section 2 hereof and all other amounts owing in respect thereof through the date of acceleration, shall become and shall automatically be immediately due and payable without any declaration or other act on the part of the Holder. Upon the payment in full of all amounts due to the Holder, the Holder shall promptly surrender this Note to or as directed by the Company. Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.
Section 8.
Installment Conversion Or Redemption.
(a)
General.
(i)
On each applicable Installment Date, the Company shall pay to the Holder the Installment Amount due on such date by converting all or some of such Installment Amount into Common Stock, in accordance with this Section 8 (an “Installment Conversion” and such shares, the “Installment Conversion Shares”); provided, however, that the Company may, at its option following written notice to the Holder as set forth below, pay such Installment Amount by redeeming such Installment Amount in cash (an “Installment Redemption”) or by any combination of an Installment Conversion and an Installment Redemption so long as all of the outstanding

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

applicable Installment Amount due on any Installment Date shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 8.
(ii)
On or prior to the date which is the ninety fifth (95th) calendar day prior to each Installment Date, to the extent the Company is no longer prohibited under the Financing Agreement to pay an Installment Amount pursuant to an Installment Redemption and the Company elects to pay such Installment Amount in whole or in part pursuant to an Installment Redemption, then, the Company shall deliver written notice (each, an “Installment Notice” and the date all of the holders of Notes receive such notice is referred to as an “Installment Notice Date”), to each holder of Notes, which Installment Notice shall (i) state that the Company elects to redeem for cash, or is required to redeem for cash in accordance with the provisions of the Notes, in whole or in part, the applicable Installment Amount pursuant to an Installment Redemption and (ii) specify the portion of such Installment Amount which the Company elects or is required to redeem pursuant to an Installment Redemption (such amount to be redeemed, the “Installment Redemption Amount”) and the portion of such Installment Amount that shall be converted to Common Stock pursuant to an Installment Conversion (such amount to be converted, the “Installment Conversion Amount”), which amounts, when added together, must equal the applicable Installment Amount and (iii) if the Installment Amount is to be paid in part in Common Stock pursuant to an Installment Conversion, certify that no Equity Conditions Failure has occurred as of the applicable Installment Notice Date.
(iii)
If the Company does not timely deliver an Installment Notice in accordance with this Section 8, then the Company shall be deemed to have delivered an irrevocable Installment Notice confirming an Installment Conversion in whole and shall be deemed to have certified that there shall not have occurred an Equity Conditions Failure in connection with such Installment Conversion as of the applicable Installment Notice Date. Each Installment Notice and deemed Installment Notice pursuant to the immediately preceding sentence shall be irrevocable for the applicable Installment Date. Except as expressly provided in this Section 8, the Company shall convert and/or redeem the applicable Installment Amount of this Note on any given Installment Date pursuant to this Section 8 and the corresponding Installment Amounts of any other Notes on such Installment Date pursuant to the corresponding provisions of any such other Notes in the same ratio of the Installment Amount being converted and/or redeemed hereunder. The Installment Conversion Amount (whether set forth in the Installment Notice or by operation of this Section 8) shall be converted in accordance with Section 8(b) and the Installment Redemption Amount shall be redeemed in accordance with Section 8(c). Notwithstanding anything herein to the contrary, in the event of any partial conversion or redemption of this Note, the Conversion Amount converted or redeemed shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in a written notice to the Company.
(b)
Mechanics of Installment Conversion.
(i)
If the Company delivers an Installment Notice and confirms, or is deemed to have confirmed, in whole or in part, an Installment Conversion in accordance with Section 8(a), then, on the applicable Installment Date, the Company shall, or shall direct its transfer agent to, credit the Holder’s account with the Depository Trust Company (“DTC”) with(or if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder a certificate for) a number of shares of Common Stock equal to the quotient of (x) the Installment Conversion Amount related to the applicable Installment Date, divided by (y) the Installment Conversion Price then in effect, rounded up to the nearest whole share of Common Stock; provided, that no Equity Conditions Failure has occurred (or waived in writing by the Holder) on each day during the period commencing on the applicable Installment Notice Date through the related Installment Date.

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

(ii)
On the second (2nd) Trading Day immediately after each Installment Date, the Company shall deliver a written notice setting forth the calculation of the Installment Conversion Shares (and the calculation of the component parts of such calculation) to the Holder and any holders of any other Notes. All Installment Conversion Shares shall be fully paid and nonassessable shares of Common Stock (rounded down to the nearest whole share).
(iii)
If an Equity Conditions Failure occurs as of the applicable Installment Notice Date, then, unless the Company has elected to redeem such Installment Amount, the Installment Notice shall indicate that unless the Holder waives the applicable Equity Conditions Failure, the Installment Amount shall be redeemed for cash. If the Company confirmed (or is deemed to have confirmed by operation of Section 8(a)) the conversion of the applicable Installment Conversion Amount, in whole or in part, and there was no Equity Conditions Failure as of the applicable Installment Notice Date (or is deemed to have certified that there is no Equity Conditions Failure in connection with any such conversion by operation of Section 8(a)) but an Equity Conditions Failure occurred between the applicable Installment Notice Date and any time through the related Installment Date (an “Interim Installment Period”), the Company shall provide the Holder a subsequent written notice to that effect. If an Equity Conditions Failure occurs (unless waived in writing by the Holder) during such Interim Installment Period, then at the option of the Holder designated in writing to the Company, the Holder may require the Company to do either one or both of the following: (i) the Company shall redeem all or any part designated by the Holder of the Installment Conversion Amount (such designated amount is referred to as the “Designated Redemption Amount”) on such Installment Date and the Company shall pay to the Holder on such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to 100% of such Designated Redemption Amount and/or (ii) the Installment Conversion shall be null and void with respect to all or any part designated by the Holder of the unconverted Installment Conversion Amount and the Holder shall be entitled to all the rights of a holder of this Note with respect to such amount of the Installment Conversion Amount. If the Company fails to redeem any Designated Redemption Amount on or before the applicable Installment Date by payment of such amount on the applicable Installment Date, then, the Holder shall have the rights set forth in Section 7(b) as if the Company failed to pay the applicable Installment Redemption and all other rights under this Note (including, without limitation, such failure constituting an Event of Default described in Section 7(a)(i)).
(iv)
Notwithstanding anything to the contrary in this Section 8(b), but subject to the limitations set forth in Section 3(d), until the Company credits the Holder’s account with DTC with, or if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issues and delivers to the Holder a certificate for, the shares of Common Stock representing the Installment Conversion Amount to the Holder, the Installment Conversion Amount may be converted by the Holder into Common Stock pursuant to Section 3. In the event that the Holder elects to convert the Installment Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Installment Conversion Amount so converted shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Notice of Conversion. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of any Installment Conversion Shares in any Installment Conversion hereunder.
(c)
Mechanics of Installment Redemption. If the Company elects (or is required) to pay the Installment Amount due on an Installment Date pursuant to an Installment Redemption in accordance with Section 8, then the Installment Redemption Amount which is to be paid to the Holder on the applicable Installment Date shall be redeemed by the Company and the Company shall pay to the Holder on such Installment Date, by wire transfer of immediately available funds, an amount in cash (the “Installment Redemption Price”) equal to 100% of the Installment Redemption Amount. If the Company fails to redeem the Installment Redemption Amount on the applicable Installment Date by payment of the Installment Redemption Price on such date, then, at the option of the Holder designated in writing to the Company (any such designation shall be deemed a “Notice of Conversion” pursuant to Section 3 for purposes of this Note),

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

(i) the Holder shall have the rights set forth in Section 7(b) as if the Company failed to pay the applicable Installment Redemption Price and all other rights as a Holder of Notes (including, without limitation, such failure constituting an Event of Default described in Section 7(a)(i)) and (ii) the Holder may require the Company to convert all or any part of the Installment Redemption Amount at the Installment Conversion Price as in effect on the applicable Installment Date. Notwithstanding anything to the contrary in this Section 8(c), but subject to Section 3(d), until the Installment Redemption Price is paid in full, the Installment Redemption Amount may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event the Holder elects to convert all or any portion of the Installment Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Installment Redemption Amount so converted shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless the Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Notice of Conversion.
(d)
Installment Blocker Notice; Designated Specified Amounts. Notwithstanding the foregoing, if (i) the Company has elected (or is deemed to have elected by operation of this Section 8) to effect an Installment Conversion pursuant to this Section 8 with respect to the applicable Installment Date, (ii) the Company is permitted pursuant to this Section 8 to effect such Installment Conversion on such Installment Date if not for Section 3(d) and (iii) prior to such Installment Date the Holder has delivered to the Company a written notice (A) stating that such Installment Conversion would result in a violation of Section 3(d) and (B) specifying the portion of the applicable Installment Amount with respect to which such Installment Conversion would result in a violation of Section 3(d) if such Installment Conversion were effected (such amount so specified is referred to herein as the “Designated Specified Amount”), the Holder shall require the Company to hold the shares of Common Stock issuable to the Holder pursuant to such Installment Conversion of the Designated Specified Amount in abeyance for the Holder until such time or times as its right thereto would not result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall promptly, but in any event within one (1) Trading Day of delivery of such notice to the Company be delivered such shares to the extent as if there had been no such limitation.
Section 9.
Reporting. So long as amounts due under this Note remain outstanding, the Company shall furnish to the Holder:
(a)
if the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, all Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Holder any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC, and any report that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Holder at the time such report is so filed via the EDGAR system (or such successor); and
(b)
if the Company is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, at any time when the Conversion Shares issuable upon conversion of the Note are “restricted securities” (as defined in Rule 144), the information required to be delivered pursuant to Rule 144(c)(2) under the Securities Act.
Section 10.
Miscellaneous.
(a)
Interpretive Provisions. With reference to this Note, unless otherwise specified herein:
(i)
the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms;

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

(ii)
the words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in this Note shall refer the Note as a whole and not to any particular provision thereof.
(iii)
references in this Note to an Exhibit, Schedule, Article, Section, clause or subclause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Note;
(iv)
the term “including” is by way of example and not limitation;
(v)
the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form;
(vi)
any reference herein to any Person shall be construed to include such Person’s successors and assigns; and
(vii)
on the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(b)
Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by email attachment or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth on the Company’s signature page hereto, or such other email address or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 10(b). Any and all notices or other communications or deliveries to be provided by the Company hereunder, including, without limitation, an Optional Redemption Notice or Fundamental Change Repurchase Notice, shall be in writing and delivered personally or by email attachment or sent by a nationally recognized overnight courier service addressed to the Holder at the email address or address of the Holder appearing on the books of the Company, or if no such email attachment or address appears on the books of the Company, at the principal place of business of the Holder, as set forth in the Redemption and Exchange Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth in the Redemption and Exchange Agreement prior to 5:30 p.m. (District of Columbia time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth in the Redemption and Exchange Agreement on a day that is not a Trading Day or later than 5:30 p.m. (District of Columbia time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service and (iv) upon actual receipt by the party to whom such notice is required to be given.
(c)
Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Note.
(d)
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(e)
Amendments; Waivers. Any provision of this Note may be amended or waived, and consent to any departure by the Company of the terms of this Note may be granted, by a written instrument executed by the Company and the Required Holders. Any amendment or waiver by the Company and the Required Holders shall be binding on the Holder of this Note and all holders of the other Notes. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion.
(f)
Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances so long as this Note as so modified continues to express, without material change, the original intentions of the Company and the Holder as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Company or the Holder or the practical realization of the benefits that would otherwise be conferred upon the Company or the Holder. The Company and the Holder will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
(g)
Usury. Notwithstanding any provision to the contrary contained herein, it is expressly agreed and provided that the total liability of the Company under the this Note (or any other related transaction documents) for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the such documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the such documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the such documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by the Note and other transaction documents, such excess shall be applied by the Holder to the unpaid principal balance of the Note or be refunded to the Company, the manner of handling such excess to be at the Holder’s election.
(h)
Remedies; Other Obligations. The remedies provided in this Note shall be cumulative and the exclusive remedies for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion, redemption and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

(i)
Transfer Restrictions. Except as provided in this Section 10(i), the transfer, assignment or participation of any amount of this Note effected by the Holder is subject to the Company’s prior written consent, and the Company reserves the right to refuse to transfer, assign or grant a participation in this Note until such condition has been fulfilled with respect to such transfer, assignment or participation. Notwithstanding the foregoing, a Holder may transfer or assign this Note or any portion thereof (or any shares of Common Stock issuable upon conversion thereof) without the consent of the Company to (i) an Affiliate of the Holder (a “Related Party Assignee” and such an assignment, a “Related Party Assignment”) who executes a joinder and becomes party to Sections 2 and 5 of Redemption and Exchange Agreement and Note, provided, that the Company may continue to deal solely with such assigning or selling Holder unless and until the Holder has delivered a request to assign or sell the Note or portion thereof to the Company for recordation in the Register; or (ii) to a Person who is not a Related Party Assignee (a “Non-Related Party Assignee” and such an assignment, a “Non-Related Party Assignment”), provided the (w) aggregate principal amount of the Note so transferred or assigned is at least $1,000,000, (x) Non-Related Party Assignee is not a direct competitor of the Company that either competes in the same market as the Company with substantially similar products or services or has been identified as a competitor in recent SEC filings by the Company, (y) following such transfer or assignment there shall not be more than twenty (20) holders of Notes (the “Maximum Holders Condition”) and (z) the Non-Related Party Assignee executes a joinder and becomes party to Sections 2 and 5 of the Redemption and Exchange Agreement, Note and such other documentation reasonably requested by the Company (collectively, a “Qualifying Non-Related Party Assignment”). For the avoidance of doubt, a Related Party Assignee shall not (i) cease to be an Affiliate of its affiliated assignor Holder unless, at such time, a transfer or assignment of the Note or any portion thereof then held by the Related Party Assignee to the Related Party Assignee would also satisfy the requirements of a Qualifying Non-Related Party Assignment or (ii) transfer or assign all or any portion of the Note then held by the Related Party Assignee to a Non-Related Party Assignee unless such transfer or assignment is a Qualifying Non-Related Party Assignment. Upon request of the Holder, the Company shall promptly, but in any event, within two (2) Business Days of such request, advise the Holder as to the number of holders of Notes so that the Holder can determine whether any given transfer will comply with the Maximum Holders Condition.
(j)
Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.
(k)
Execution. In the event that any signature to this Note is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file or other electronic transmission (including pdf format and any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” or such other electronic transmission signature page were an original thereof.
(l)
Further Assurances. Each of the Company and the Required Holders hereby agrees, at the sole expense of the Company, to take such actions consistent with the terms of this Note as may be reasonably necessary, including, if necessary, any amendments hereto in accordance with Section 10(e) in order to ensure that Issuable Note Shares, are Freely Tradeable upon issuance pursuant to the then applicable guidance of the U.S. Securities and Exchange Commission without changing the economic terms set forth in this Note.

[Signature Page Follows]

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

IN WITNESS WHEREOF, the Company and the Guarantors have caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

FISCALNOTE HOLDINGS, INC.

By: /s/ Jon Slabaugh

Name: Jon Slabaugh

Title: Treasurer

GUARANTORS:

FISCALNOTE, INC.

By: /s/ Jon Slabaugh

Name: Jon Slabaugh

Title: Treasurer

CQ-ROLL CALL, INC.

By: /s/ Jon Slabaugh

Name: Jon Slabaugh

Title: Treasurer

VOTERVOICE, L.L.C.

By: FiscalNote, Inc., its sole manager

By: /s/ Jon Slabaugh

Name: Jon Slabaugh

Title: Treasurer

FISCALNOTE INTERMEDIATE HOLDCO, INC. (F/K/A FISCALNOTE HOLDINGS, INC.)

By: /s/ Jon Slabaugh

Name: Jon Slabaugh

Title: Treasurer

FIRESIDE 21, LLC

By: /s/ Jon Slabaugh

Name: Jon Slabaugh

Title: Treasurer

FACTSQUARED, LLC

[Signature Page to Note]

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

By: /s/ Jon Slabaugh

Name: Jon Slabaugh

Title: Treasurer

FRONTIER STRATEGY GROUP LLC

By: /s/ Jon Slabaugh

Name: Jon Slabaugh

Title: Treasurer

PREDATA, INC.

By: /s/ Jon Slabaugh

Name: Jon Slabaugh

Title: Treasurer

CURATE SOLUTIONS, INC.

By: /s/ Jon Slabaugh

Name: Jon Slabaugh

Title: Treasurer

[Signature Page to Note]

DOCPROPERTY "CUS_DocIDChunk0" 104719233.13

Annex A

Form of Subordination Agreement

Intentionally omitted in reliance upon Item 601(a)(5)

Annex B

NOTICE OF CONVERSION

The undersigned hereby elects to convert the 7.50% Senior Subordinated Convertible Promissory Note due November 13, 2029 (the “Note”) of FiscalNote Holdings, Inc., a Delaware corporation (the “Company”), held by it into shares of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”) according to the conditions contained in the Note, as of the date written below. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Note. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company to effect such conversion.

Conversion Information:

Conversion Date:

Principal Amount of the Note:

Number of Shares of Common Stock to Be Issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

or

DWAC Instructions:

Broker No:

Account No: